                            [KINDER MORGAN LOGO]


Larry Pierce                                          Irene Twardowski Broussard
Media Relations                                       Investor Relations
(713) 369-9407                                        (713) 369-9490
                                                      www.kindermorgan.com


                  KINDER MORGAN, INC. REPORTS RECORD EARNINGS;
                       RAISES DIVIDEND AND 2003 ESTIMATES

         HOUSTON, Jan. 15, 2003 - Kinder Morgan, Inc. (NYSE: KMI) today reported record earnings for 2002, well in excess of consensus estimates. KMI also increased its quarterly dividend by 50 percent to $0.15 per share ($0.60 annualized) and revised its diluted earnings per share estimates for 2003 to $3.18 from $3.11.

         Diluted earnings per share from continuing operations in 2002 before special items were $2.85, up 45 percent from $1.96 in 2001, and well above consensus estimates of $2.69 per share. Comparable earnings per share for the fourth quarter were $0.82, up 37 percent from $0.60 in 2001, and substantially above consensus estimates of $0.74 per share. The special items were previously announced non-cash gains and losses that were recorded in the fourth quarter. These items included the reduction in carrying value of certain power assets, income tax adjustments which are primarily the effect of a reduction in the tax rate on the deferred tax account and the net impact of certain other smaller non-recurring gains and losses. After accounting for these special items, diluted earnings per share from continuing operations for 2002 were $2.50, compared to $1.97 in 2001. The attached table details the effects of these non-cash items.

                                                            4Q '02       4Q '01       2002       2001
                                                         -----------   ---------   ---------   ---------
DILUTED EPS FROM CONT. OPS. BEFORE SPECIAL ITEMS         $    0.82   $   0.60      $   2.85    $    1.96
Special Items
  Adjustment to Carrying Value of Power Investments          (0.68)        --         (0.68)          --
  Income Tax Adjustments                                      0.42         --          0.34           --
  Miscellaneous                                              (0.01)        --         (0.01)        0.01
DILUTED EPS FROM CONTINUING OPERATIONS                   $    0.55   $   0.60      $   2.50    $    1.97

                                     (more)

KMI-2002 EARNINGS                                                        PAGE 2



         In the fourth quarter, KMI also recorded a charge to discontinued operations and an extraordinary loss from early extinguishment of debt that reduced income by $0.05 per share. In total, net income per diluted share for 2002 was $2.45 compared to $1.86 in 2001.

         Richard D. Kinder, chairman and CEO of KMI, said KMI's fee-based businesses and its ownership of the general partner of Kinder Morgan Energy Partners, L.P. (NYSE: KMP) combined to produce outstanding financial results in 2002. "We are delighted with KMI's results for the fourth quarter and the year. We significantly exceeded our published 2002 budget target of $2.58 recurring earnings per share and generated over $400 million in cash flow, defined as pretax income before DD&A, less cash taxes and sustaining capital expenditures. The net impact of the special items reported in the fourth quarter was within our previously announced range and had no impact on KMI's cash."

          Kinder noted that KMI will continue to evaluate additional increases in dividends annually as earnings and cash flow grow. "If the president's proposal to eliminate the double taxation of dividends is passed, we would evaluate paying a significantly larger dividend to our shareholders," Kinder said. "Our ability to increase our dividend comes from our significant cash flow, which we expect to be approximately $450 million in 2003. We expect to have a small amount of expansion capital expenditures in 2003, about $55 million, and plan to return most of the remainder of our cash flow to investors through debt reduction, dividends and share repurchases." The increased quarterly dividend of $0.15 per share ($0.60 annualized) will be payable on Feb. 14, 2003, to shareholders of record as of Jan. 31, 2003.

2003 OUTLOOK

         Today, KMI announced an increase in its 2003 earnings expectations to $3.18 per share from $3.11. The expectations include contributions only from assets currently owned by KMI and KMP and do not include the benefit of future acquisitions. It should be noted, however, that the company is optimistic about its chances for making accretive acquisitions in 2003.

                                     (more)

KMI-2002 EARNINGS                                                        PAGE 3

         "Like last year, we will detail KMI's 2003 financial plan at next week's annual analyst conference in Houston and post it on our web site so that investors may follow our progress throughout the year," Kinder said. "Our 2003 budget will be the standard by which we measure our success this year. We remain committed to transparency, and we will continue to review and explain any variances to the plan during our quarterly earnings calls."

OVERVIEW OF BUSINESS SEGMENTS

         KMI'S INTEREST IN KMP contributed $338.5 million of pre-tax earnings to KMI in 2002, up 49 percent over $227.9 million in 2001, and $90.9 million of pre-tax earnings in the fourth quarter, compared to $62.9 million in the same period the previous year. KMI will receive $354.3 million in total distributions from its investment in KMP for the year, up from $272.8 million for 2001, and $95.1 million in the fourth quarter compared to $73.5 million in the same period the previous year. As KMP's cash flow grows, KMI's general partner share of that cash flow grows as well, up to 50 percent of incremental cash flow. "KMP's cash flow continued to increase in 2002 due to internal growth on its pipeline and terminal assets, along with strong performances from acquired assets," Kinder said.

         Natural Gas Pipeline Company of America (NGPL) reported 2002 segment earnings of $359.9 million, up 4 percent over 2001, and $91.6 million for the fourth quarter. "NGPL had a terrific year, successfully entering into a number of key transportation and storage contracts with our largest customers, attaching additional power plant load on the system and increasing throughput," Kinder said. Increased throughput does not directly correlate to NGPL's increase in earnings, as the vast majority of firm transportation and storage revenues come from demand charges secured by contracts that customers pay regardless of the amount of natural gas they ship through the pipeline. In December, the Federal Energy Regulatory Commission (FERC) gave final approval to NGPL's request to expand its North Lansing storage field in east Texas.

                                     (more)

KMI-2002 EARNINGS                                                         PAGE 4

The company plans to invest $35.6 million to increase the field's working gas capacity by 10.7 billion cubic feet, all of which is already subscribed under long-term contracts.

         TRANSCOLORADO, in which KMI increased its ownership to 100 percent effective Oct. 1, 2002, reported segment earnings of $12.6 million for the year and $5.7 million in the fourth quarter, compared to losses in both comparable periods of 2001. "We have been pleased by TransColorado's performance in 2002 and in the fourth quarter, as basis differentials in the region made the pipeline's capacity more valuable to customers," Kinder explained. TransColorado is a 292-mile interstate pipeline that stretches from northwestern Colorado into northern New Mexico.

         Segment earnings for RETAIL for 2002 were $64.1 million, up 13 percent over 2001, and $25.5 million for the fourth quarter. "Retail's record annual earnings are primarily attributable to strong irrigation demand, an effective hedging program and growth in Colorado," Kinder said. Retail experienced an excellent year for irrigation, primarily in Nebraska, where agricultural customers used high volumes of natural gas to power crop irrigating equipment. KMI's hedging program, designed to normalize winter heating load, continued to reduce revenue volatility related to weather and produced more stable and reliable cash flows. Growth in Colorado was driven by connecting new meters in KMI's existing service territory and a full year of contributions from a small acquisition.

         POWER, which represented approximately 4 percent of KMI's total segment earnings in 2002, recorded earnings of $36.7 million for the year and nearly $14 million in the fourth quarter before special items, less than in 2001. This previously announced reduction reflects lower power plant development fees.

                                  (more)

KMI-2002 EARNINGS                                                         PAGE 5

OTHER NEWS

o As announced one year ago, Vice Chairman William V. Morgan has retired, effective with today's board meeting. "Bill has spent the past year working within the company to ensure a smooth transition," Kinder said. "He obviously has been a key component of Kinder Morgan's success, and we are delighted that he has agreed to continue to be available to the company as an unpaid advisor. President Michael C. Morgan has replaced Bill on KMI's board of directors, and Chief Financial Officer C. Park Shaper has replaced Bill on both KMP's and Kinder Morgan Management, LLC's (NYSE: KMR) boards of directors." Kinder noted that only two seats on each company's board of directors are held by officers of the company.

o Kinder Morgan's three-person Office of the Chairman is now comprised of Chairman and CEO Richard D. Kinder, President Michael C. Morgan and Chief Financial Officer C. Park Shaper.

o KMI announced that its board of directors has authorized the company to purchase shares of KMR if the shares trade at a significant discount to KMP. The company can begin purchasing shares later this month.

         Kinder Morgan, Inc. is one of the largest energy transportation and storage companies in America, operating more than 35,000 miles of natural gas and products pipelines. It also has significant retail distribution, electric generation and terminal assets. Kinder Morgan, Inc. owns the general partner interest of Kinder Morgan Energy Partners, L.P., the largest publicly traded pipeline limited partnership in the U.S. in terms of market capitalization. Combined, the two companies have an enterprise value of approximately $19 billion.

PLEASE JOIN US AT 4:30 P.M. EASTERN TIME ON WEDNESDAY, JAN. 15, AT www.kindermorgan.com FOR A LIVE WEBCAST CONFERENCE CALL.

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.

                                      # # #

                      KINDER MORGAN, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                  Three Months Ended December 31,   Twelve Months Ended December 31,
                                                                ---------------------------------   -------------------------------
                                                                     2002              2001              2002              2001
                                                                --------------    --------------    --------------    -------------

Operating Revenues:
Natural Gas Transportation and Storage                          $      176,165    $      166,930    $      628,172    $     645,369
Natural Gas Sales                                                       86,579            96,140           312,764          301,994
Other                                                                   22,265            20,746            74,319          107,544
                                                                --------------    --------------    --------------    -------------
  Total Operating Revenues                                             285,009           283,816         1,015,255        1,054,907
                                                                --------------    --------------    --------------    -------------

Operating Costs and Expenses:
Gas Purchases and Other Costs of Sales                                  99,376            93,223           311,224          339,301
Operations and Maintenance                                              30,556            33,544           125,565          126,553
General and Administrative                                              20,145            24,221            73,496           73,319
Depreciation and Amortization                                           28,100            26,811           106,496          105,680
Taxes, Other Than Income Taxes                                           5,532             6,341            27,282           25,735
Revaluation of Power Investments                                       134,525                --           134,525               --
                                                                --------------    --------------    --------------    -------------
  Total Operating Costs and Expenses                                   318,234           184,140           778,588          670,588
                                                                --------------    --------------    --------------    -------------

Operating Income (Loss)                                                (33,225)           99,676           236,667          384,319
                                                                --------------    --------------    --------------    -------------

Other Income and (Expenses):

Kinder Morgan Energy Partners:
  Equity in Earnings                                                   107,108            79,160           392,135          277,504
  Amortization of Equity-method Goodwill                                    --            (6,195)               --          (25,644)
Equity in Earnings (Losses) of Other Equity Investments                   (260)            3,757            12,791              245
Interest Expense, Net                                                  (41,652)          (48,500)         (161,935)        (216,200)
Minority Interests                                                     (16,171)          (11,702)          (55,720)         (36,740)
Other, Net                                                              15,056             8,172            21,141           23,752
                                                                --------------    --------------    --------------    -------------
  Total Other Income and (Expenses)                                     64,081            24,692           208,412           22,917
                                                                --------------    --------------    --------------    -------------

Income From Continuing Operations Before Income Taxes                   30,856           124,368           445,079          407,236
Income Tax Expense (Benefit)                                           (36,648)           52,106           135,912          168,601
                                                                --------------    --------------    --------------    -------------
Income From Continuing Operations                                       67,504            72,262           309,167          238,635
Loss on Disposal of Discontinued Operations                             (4,986)               --            (4,986)              --
Extraordinary Item - Loss on Early Extinguishment of Debt,
  Net of Income Tax Benefits of $618, $893 and $9,044                   (1,036)               --            (1,456)         (13,565)
                                                                --------------    --------------    --------------    -------------

Net Income                                                      $       61,482    $       72,262    $      302,725    $     225,070
                                                                ==============    ==============    ==============    =============

Basic Earnings (Loss) Per Common Share:
Income From Continuing Operations                               $         0.56    $         0.62    $         2.53    $        2.07
Loss on Disposal of Discontinued Operations                              (0.04)               --             (0.04)              --
Extraordinary Item - Loss on Early Extinguishment of Debt                (0.01)               --             (0.01)           (0.12)
                                                                --------------    --------------    --------------    -------------
Total Basic Earnings Per Common Share                           $         0.51    $         0.62    $         2.48    $        1.95
                                                                ==============    ==============    ==============    =============

Number of Shares Used in Computing Basic
  Earnings Per Common Share (Thousands)                                121,688           115,892           122,184          115,243
                                                                ==============    ==============    ==============    =============

Diluted Earnings (Loss) Per Common Share:

Income From Continuing Operations                               $         0.55    $         0.60    $         2.50    $        1.97
Loss on Disposal of Discontinued Operations                              (0.04)               --             (0.04)              --
Extraordinary Item - Loss on Early Extinguishment of Debt                (0.01)               --             (0.01)           (0.11)
                                                                --------------    --------------    --------------    -------------
Total Diluted Earnings Per Common Share                         $         0.50    $         0.60    $         2.45    $        1.86
                                                                ==============    ==============    ==============    =============

Number of Shares Used in Computing Diluted
  Earnings Per Common Share (Thousands)                                122,638           120,298           123,402          121,326
                                                                ==============    ==============    ==============    =============

Dividends Per Common Share                                      $         0.10    $         0.05    $         0.30    $        0.20
                                                                ==============    ==============    ==============    =============



Note: As a result of the adoption of SFAS 142 at January 1, 2002, goodwill is no longer amortized. Had this rule been in effect during 2001, income before extraordinary item would have been $76,101 ($0.63 per diluted share) and $254,509 ($2.10 per diluted share) for the three months and twelve months ended December 31, 2001, respectively. Net income would have been $76,101 ($0.63 per diluted share) and $240,944 ($1.99 per diluted share) for the three months and twelve months ended December 31, 2001, respectively.

                      KINDER MORGAN, INC. AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                  Three Months Ended            Twelve Months Ended
                                                                      December 31                   December 31
                                                           -------------------------------   ------------------------------

                                                                 2002           2001             2002              2001
                                                           -------------    -------------    -------------    -------------
Investment in Kinder Morgan Energy Partners:
  Equity in Earnings                                       $     107,108    $      79,160    $     392,135    $     277,504
  Amortization of Equity-method Goodwill                              --           (6,195)              --          (25,644)
Segment Earnings:(1)
  NGPL                                                            91,612           88,781          359,911          346,569
  TransColorado                                                    5,706               (3)          12,648           (5,268)
  Retail                                                          25,524           23,249           64,056           56,696
  Power and Other                                                 14,023           15,743           36,673           65,983
                                                           -------------    -------------    -------------    -------------
                                                                 243,973          200,735          865,423          715,840

General and Administrative Expenses                              (20,145)         (19,421)         (73,496)         (68,519)
Interest Expense, Net                                            (41,652)         (48,500)        (161,935)        (216,200)
Other                                                            (14,998)          (8,483)         (48,591)         (26,395)
                                                           -------------    -------------    -------------    -------------
Income From Continuing Operations
  Before Income Taxes and Special Items                          167,178          124,331          581,401          404,726
Income Taxes, Excluding Special Items                             66,634           52,091          230,316          167,597
                                                           -------------    -------------    -------------    -------------
Income From Continuing Operations
  Before Special Items                                     $     100,544    $      72,240    $     351,085    $     237,129
                                                           =============    =============    =============    =============




Diluted Earnings Per Share From Continuing
 Operations Before Special Items                           $        0.82    $        0.60    $        2.85    $        1.96
   Special Items:
    Revaluation of Power Investments                               (0.68)              --            (0.68)              --
    Income Tax Adjustments                                          0.42               --             0.34               --
    Other                                                          (0.01)              --            (0.01)            0.01
                                                           -------------    -------------    -------------    -------------
Diluted Earnings Per Share From Continuing Operations      $        0.55    $        0.60    $        2.50    $        1.97
                                                           =============    =============    =============    =============





                   EARNINGS ATTRIBUTABLE TO INVESTMENTS IN KMP


                                                                            Three Months Ended            Twelve Months Ended
                                                                               December 31                     December 31
                                                                       ----------------------------    ----------------------------
                                                                           2002            2001            2002             2001
                                                                       ------------    ------------    ------------    ------------

General Partner Interest, Including Minority Interest in the OLPs      $     75,081    $     56,321    $    277,024    $    206,705
Limited Partner Units (KMP)                                                   9,203          10,497          42,920          42,397
Limited Partner i-units (KMR)                                                22,824          12,342          72,191          28,402
                                                                       ------------    ------------    ------------    ------------
                                                                            107,108          79,160         392,135         277,504
Amortization of Equity-method Goodwill                                           --          (6,195)             --         (25,644)
Pre-tax Minority Interest in KMR(2)                                         (16,214)        (10,032)        (53,631)        (23,980)
                                                                       ------------    ------------    ------------    ------------
 Pre-tax KMI Earnings from Investments in KMP                          $     90,894    $     62,933    $    338,504    $    227,880
                                                                       ============    ============    ============    ============




                             ADDITIONAL INFORMATION

                                               Three Months Ended         Twelve Months Ended
                                                  December 31                 December 31
                                          -------------------------    -------------------------
                                             2002           2001          2002          2001
                                          ----------     ----------    ----------    -----------
                                                       (Units and Shares in Millions)

Average KMP Units Owned by KMI                  18.4           26.2          21.9          27.2
KMP Earnings per Unit                     $     0.50     $     0.40    $     1.96    $     1.56
Average KMR Shares Owned by KMI                 13.2            5.8           9.5           5.0
Average Total KMR Shares Outstanding            45.2           30.4          36.8          21.8


                      KINDER MORGAN, INC. AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                VOLUME HIGHLIGHTS


                                              Three Months Ended     Twelve Months Ended
                                                December 31              December 31
                                         ------------------------   -----------------------
                                            2002           2001        2002         2001
                                         -----------   ----------   ----------   ----------
Systems Throughput (Trillion Btus):
    NGPL(3)                                    388.2        382.4      1,480.5      1,398.9
    Retail(4)                                   12.0         13.4         42.4         42.0
    TransColorado(5)                            42.8         29.9        155.8        103.1

Btus = British thermal units






---------------

(1) Operating income before corporate costs plus gains and losses on incidental sales of assets and, for Power, includes earnings from equity method investments and excludes 4th quarter 2002 revaluation of Power investments. Horizon Pipeline, a 50/50 joint venture in which NGPL participates, is included in the NGPL segment.

(2) Minority interest, net of tax (as reported in the Consolidated Statements of Income) was $10,614 and $6,019 for the three months ended December 31, 2002 and 2001, respectively and $33,251 and $14,388 for the twelve months ended December 31, 2002 and 2001, respectively.

(3)      Excludes transport for Kinder Morgan Texas Pipeline.

(4)      Excludes transport volumes of intrastate pipelines.

(5) Includes 100% of TransColorado transportation volumes for all periods. Effective October 1, 2002 Kinder Morgan acquired the 50% of TransColorado that it did not previously own.

                      KINDER MORGAN, INC. AND SUBSIDIARIES
          PRELIMINARY SUMMARIZED BALANCE SHEET INFORMATION (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                            December 31   December 31,
                                                                2002         2001
                                                            -----------   ------------
Assets:
  Cash and Cash Equivalents                                 $       36    $       16
  Other Current Assets                                             369           389
  Investments                                                    3,319         3,255
  Property, Plant and Equipment, Net                             6,034         5,704
  Other Assets                                                     358           174
                                                            ----------    ----------
Total Assets                                                $   10,116    $    9,538
                                                            ==========    ==========

Liabilities and Stockholders' Equity:
  Notes Payable and Current Maturities of Long-term Debt    $      501    $      630
  Other Current Liabilities                                        368           480
  Other Liabilities and Deferred Credits                         2,641         2,670
  Long-term Debt:
   Outstanding                                                   2,852         2,410
   Market Value of Interest Rate Swaps                             140            (5)
                                                            ----------    ----------
                                                                 2,992         2,405
  Capital Trust Securities                                         275         275
  Minority Interests in Equity of Subsidiaries                     966           818
  Stockholders' Equity                                           2,373         2,260
                                                            ----------    ----------
Total Liabilities and Stockholders' Equity                  $   10,116    $    9,538
                                                            ==========    ==========


Total Debt, Net of Cash and Cash Equivalents, and
  Excluding the Market Value of Interest Rate Swaps         $    3,317    $    3,024
                                                            ==========    ==========
Total Capital                                               $    6,931    $    6,377
                                                            ==========    ==========
Ratio of Total Debt to Total Capital                              47.9%         47.4%
                                                            ==========    ==========
